Exhibit 1.2


                             UNDERWRITING AGREEMENT
                      Lexington Corporate Properties Trust

                             2,400,000 Common Shares
                               ($0.0001 par value)


                                                              September 18, 2002

Wachovia Securities, Inc.
A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc.
c/o Wachovia Securities, Inc.
7 St. Paul Street, 1st Floor
Baltimore, MD  21202

Ladies and Gentlemen:

        Lexington Corporate Properties Trust, a statutory Maryland real estate investment trust (the "Company"), proposes to issue and sell to you and the several Underwriters named in Schedule I hereto (collectively, the "Underwriters") for whom you are acting as representative (the "Representatives") 2,400,000 common shares (the "Firm Shares") of beneficial interest of he Company, $.0001 par value per share (the "Common Shares"), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, up to 360,000 additional shares (the "Optional Shares") of its Common Shares as set forth below. The Firm Shares and the Optional Shares are herein collectively called the "Offered Shares."

        The Company and each of Lepercq Corporate Income Fund, L.P., Lepercq Corporate Income Fund II, L.P. and Net 3 Acquisition, L.P., for each of which the Company serves as sole general partner (each, a "Partnership" and collectively, the "Partnerships"), hereby agree with the Underwriters as follows:

1. Representations and Warranties with Respect to Registration Under the Act. As of the date hereof, the Company and each Partnership, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

        (a) A registration statement on Form S-3 (File No. 333-49351) with respect to the Offered Shares, including a base prospectus dated April 10, 1998 (the "Base Prospectus"), was prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, was filed with the Commission and was declared effective on April 10, 1998. No stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. A preliminary prospectus supplement, together with the Base Prospectus (the "Preliminary Prospectus"), setting forth the terms of the offering, sale and plan of distribution of the Offered Shares and additional information was prepared and filed pursuant to Rule 424(b) of the 1933



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Act Rules and Regulations on September 17, 2002. A final prospectus supplement
(the "Prospectus Supplement") setting forth the final terms of the offering, sale and plan of distribution of the Offered Shares and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations). Copies of such registration statement, the Preliminary Prospectus and the Prospectus Supplement, including all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the registration statement and of each amendment thereto for each Representative and its counsel) have been delivered or made available to Wachovia Securities, Inc. ("Wachovia") and its counsel. The registration statement, including the Base Prospectus, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and as it may have been subsequently amended, is referred to herein as the "Registration Statement." The term "Prospectus" as used herein means the Base Prospectus together with the Preliminary Prospectus and the Prospectus Supplement. Any reference herein to the Registration Statement or the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the Incorporated Documents, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any Incorporated Documents. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto filed prior to the date hereof or during the period the Prospectus is required to be delivered in connection with the sale of the Offered Shares by the Underwriters or any dealer as required by paragraph (b) of
Item 12 of Form S-3. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Offered Shares.

        (b) The Company and the transactions contemplated by this Agreement meet the requirements and the conditions for use of a registration statement on Form S-3 under the Act and the 1933 Act Rules and Regulations.

        (c) The Registration Statement, when it became effective and on the Closing Date (as defined in Section 3) or the Option Closing Date (as defined in
Section 3) (i) contained or will contain all information required to be set forth therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the 1933 Act Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. On the date of filing with the Commission pursuant to Rule 424(b) and on the Closing Date or the Option Date, the Prospectus, as amended or supplemented at any such time (i) contained or will contain all information required to be set forth therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the 1933 Act Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state a



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material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this Section 1(c) do not apply to statements in the Prospectus based upon written information concerning the Underwriters that was furnished to the Company by any Underwriter through the Representative specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

        (d) The Incorporated Documents when they became or become effective under the Act or were or are filed with the Commission under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act, the 1933 Act Rules and Regulations, the Exchange Act and/or the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations"), as applicable and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

        (e) The consolidated financial statements, including the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, shareholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14") have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14. The pro forma financial information (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus complies as to form in all material respects to the applicable accounting requirements of the Act and the 1933 Act Rules and Regulations and management of the Company believes that the assumptions underlying the pro forma adjustments provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect to those assumptions. All necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the respective entity or entities presented therein the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act or the 1933 Act Rules and Regulations.

        (f) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the



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Registration Statement which are not described or filed as required; Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 contains a true, correct and complete list of all of the subsidiaries of the Company controlled directly or indirectly by the Company (each, a "Subsidiary" and collectively, the "Subsidiaries"); there are no legal or governmental proceedings pending or threatened to which the Company, the Partnerships or any Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; there are no statutes or regulations applicable to the Company, the Partnerships or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, the Partnerships or any Subsidiary of a character required to be disclosed and properly described therein; all agreements between the Company, the Partnerships or any Subsidiary and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Partnerships or the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equity principles.

        (g) KPMG LLP, whose reports are incorporated by reference in the Registration Statement and Prospectus, are and, during the periods covered by their reports, were independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission.

2. Representations and Warranties of the Company and the Partnerships. As of the date hereof, the Company and each Partnership, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

        (a) (1) The Company has been duly organized and is an existing statutory real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and (2) except where the failure to so qualify or to be in good standing would not result in a material adverse change in the condition (financial or other), earnings, investment portfolio, business affairs or prospects of the Company, the Partnerships or the Subsidiaries, taken as a whole (a "Material Adverse Effect"), the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

        (b) (1) Each Partnership and each Subsidiary has been duly incorporated or formed, as the case may be, and each is existing and in good standing under the laws of the respective jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; (2) except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, each Partnership and each Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding equity interests of each Partnership and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of each Subsidiary owned by the Company or a Partnership, directly or through subsidiaries, are owned free from security interests, liens, claims,



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encumbrances and defects. Immediately prior to the consummation of the transaction contemplated hereby and the applications of the net proceeds from the sale of the Offered Shares, the Company owns the sole general partnership interest and a majority of the limited partnership interests in each Partnership.

        (c) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." Immediately prior to the Closing Date, 27,211,466 Common Shares will be issued and outstanding and no preferred shares of beneficial interest will be issued and outstanding. This Agreement and the issuance and sale of the Offered Shares hereunder has been duly authorized by all appropriate action of the Company, all outstanding shares of beneficial interest of the Company are, and, when the Offered Shares have been delivered and paid for in accordance with this Agreement on the Closing Date and the Option Closing Date (as defined below), such Offered Shares will be, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; the issued and outstanding units of partnership interest in the Partnerships (the "Partnership Units") have been duly authorized by the Partnerships; all of the issued and outstanding shares of beneficial interest of the Company and outstanding Partnership Units have been offered, sold and issued by the Company or the applicable Partnership in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or equity interests in the Partnerships or any security convertible into or exchangeable for shares of beneficial interest of the Company or equity interests in the Partnerships, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

        (d) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or the Partnership and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering, issuance and sale of the Offered Shares.

        (e) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or the Partnerships and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

        (f) The Offered Shares will be approved for listing on the New York Stock Exchange on or prior to the Closing Date, subject to final notice of issuance.

        (g) No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement including the valid authorization, issuance, sale and delivery of the Offered Shares, except such as may be required under state securities laws.



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        (h) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Partnerships or the Subsidiaries or any of their properties, or any agreement or instrument to which the Company, the Partnerships or Subsidiary is a party or by which the Company, the Partnerships or any Subsidiary is bound or to which any of the Properties of the Company, the Partnerships or any Subsidiary is subject, or the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company, the Partnerships or any Subsidiary, and the Company, has full power and authority to authorize, issue, sell and deliver the Offered Shares as contemplated by this Agreement.

        (i) This Agreement has been duly authorized, executed and delivered by the Company and the Partnerships and constitutes the legal, valid and binding obligation of the Company and the Partnerships enforceable against the Company and the Partnerships in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

        (j) Except as described in the Prospectus, the Company, the Partnerships or their Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them (each, a "Property" and collectively, the "Properties"), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company, each Partnership or the Subsidiary has obtained an owner's title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties and has obtained a commitment to obtain such an owner's title insurance policy with respect to each pending property acquisition described in the Prospectus; except as disclosed in the Prospectus, the Company, the Partnerships and the Subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any proposed acquisition or any interest therein for other than the fair market value; neither the Company, the Partnerships nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

        (k) The Company, the Partnerships and the Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company, the Partnerships or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.



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        (l) No labor dispute with the employees of the Company, the Partnerships or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

        (m) The Company, the Partnerships and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Partnerships or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

        (n) Except as otherwise described in the Prospectus, neither the Company, the Partnerships nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Prospectus, to the knowledge of the trustees and officers of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, "Environmental Laws"), and the Company, the Partnerships and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Prospectus, neither the Company, any Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the trustees and officers of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company, the Partnerships or any Subsidiary; or that the Company, any Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company, any Partnership or any Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws common law principles, or other legal standards. In the ordinary course of its business, the Company, the Partnerships and the Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company, the Partnerships and the Subsidiaries.



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        (o) Except as described in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Partnership or any Subsidiary or any of their respective Properties that, if determined adversely to the Company, any Partnership or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Partnerships to perform their obligations under this Agreement, or which are otherwise material in the context of the offering, issuance, sale and delivery of the Offered Shares; and no such actions, suits or proceedings are threatened or, to the Company's or any Partnership's knowledge, contemplated.

        (p) Except as described in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no change material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of the Company, the Partnerships and the Subsidiaries, taken as a whole, that would constitute a Material Adverse Effect, and, except as disclosed in or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

        (q) The system of internal accounting controls of the Company, the Partnerships and the Subsidiaries, taken as a whole, is sufficient to meet the broad objectives of internal accounting controls insofar as those that would be material in relation to the Company's financial statements; and, to the Company's and each Partnership's knowledge, neither the Company, any Partnership nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company, the Partnerships or any of the Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Partnerships or any of the Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

        (r) Neither the Company, any Partnership or any Subsidiary is and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

        (s) The Limited Partnership Agreement of each Partnership, including any amendments thereto (each a "Partnership Agreement" and, together, the "Partnership Agreements"), has been duly and validly authorized, executed and delivered by all partners of the Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

        (t) Neither the Company, the Partnerships nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective declaration of trust, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or in the performance or observance of any material obligation, agreement, covenant or condition contained in any material license, indenture, mortgage, deed of trust, loan or credit agreement or



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other material agreement or instrument to which the Company, any Partnership or such Subsidiary is a party or by which any of them or their respective properties is bound.

        (u) Each of the Company, the Partnerships or the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, any Partnership or any Subsidiary, nor, to the knowledge of the trustees and officers of the Company, is any tax deficiency likely to be asserted against the Company or any Partnership; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

        (v) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code; each Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

        (w) Each of the Company, each Partnership and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnerships and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

        (x) Except as otherwise described in the Prospectus, there are no material outstanding loans or advances or materials guarantees of indebtedness by the Company, any Partnership or any Subsidiary to or for the benefit of any of the officers or trustees of the Company or any of their family members.

        (y) In connection with the offering of the Offered Shares, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act or the 1933 Act Rules and Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Offered Shares, except as contemplated herein.

        (z) None of the entities which prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, any Partnership or any Subsidiary, and none of their directors, officers or employees is connected with the Company, any Partnership or any Subsidiary as a promoter, selling agent, voting trustee, officer or employee.

        (aa) The appropriate officers have executed and the Company has filed with the Commission such certifications required under the Sarbanes-Oxley Act.



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        (bb) The Company is in compliance with the current listing standards of the New York Stock Exchange.

3. Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $15.1367 per share, the respective numbers of shares of Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto.

        The Company will deliver the Firm Shares to the Representatives for the accounts of the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Company drawn to the order of the Company, at the office of Hunton & Williams, at 10:00 A.M., New York time, on September 24, 2002, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of the Representatives at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus (the "Option Period"), the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per Optional Share to be paid for the Firm Shares less an amount per share equal to any dividends or distributions per common share payable on the Firm Shares during the Option Period (to the extent such dividends and distributions were not payable on the Optional Shares). The Company agrees to sell to the Underwriters the number of shares of Optional Shares specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto bears to the total number of shares of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

        Each time for the delivery of and payment for the Optional Shares, being herein referred to as an "Option Closing Date," which may be the First Closing Date (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares being purchased on each Option Closing Date to the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Company drawn to the order of the Company, at the offices of Hunton & Williams. The certificates for the Optional Shares being purchased on each Option Closing Date will be in definitive form, in such denominations and registered in such names as Wachovia requests upon reasonable notice prior to such Option Closing Date and will be made available for checking and packaging at the above office of Wachovia at a reasonable time in advance of such Option Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Prospectus.

5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Firm Shares and the Optional Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Partnerships contained herein as of the time of execution hereof, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company and the Partnerships made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Partnerships of their obligations hereunder and to the following additional conditions:

        (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M. New York City time on the date hereof.

        (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

        (c) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives.

        (d) The Company shall have furnished to the Representatives on the Closing Date, a certificate, dated such Closing Date, signed by the Chairman of the Board or the President and the chief financial officer or chief accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that (i) the representations and warranties of the Company and the Partnerships in this Agreement are true and correct on and as of such Closing Date or settlement date with the same effect as if made on such Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions to be performed or satisfied by it at or prior to such Closing Date;
(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Act; and (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

        (e) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, on the date hereof and at the Closing Date, letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 2002 and as at June 30, 2002, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

               (i) In their opinion the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) On the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the six-month period ended June 30, 2002, and as at June 30, 2002, incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, trustees and executive, audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 31, 2001, nothing came to their attention which caused them to believe that:

                      (A) Any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles;

                      (B) With respect to the period subsequent to June 30, 2002, there were any increases, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its Subsidiaries or changes in capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the June 30, 2002 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from June 30, 2002 to such specified date there were any decreases, as compared with the corresponding period in the prior year, in revenues or income before income taxes or in total or per share amounts of net income of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                      (C) The information included or incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K.

               (iii) They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of, and in Exhibit 12 to, the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the Company's Current Reports on Form 8-K incorporated by reference in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation, except as described in such letter; and

               (iv) On the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

        References to the Registration Statement and the Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

        (f) The Representatives shall have received on the Closing Date from Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date and stating in effect that:

               (i) Each of the Company, the Partnerships and the Subsidiaries has been duly incorporated, organized or formed and is validly existing as a corporation, trust, limited liability company or partnership in good standing under the laws of the jurisdiction in which it is incorporated, organized or formed and, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, is duly qualified and in good standing as a foreign entity in each jurisdiction where the its ownership or lease of property or the conduct of its business requires such qualification;

               (ii) Each of the Company, the Partnerships and the Subsidiaries has all requisite corporate, limited liability company or partnership power and authority to own and lease its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and, to enter into, deliver and perform this Agreement and, with respect to the Company, to issue and sell the Offered Shares. A wholly-owned subsidiary of the Company is the sole general partner of each Partnership;

               (iii) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus and meets the requirements of Item 9 of Form S-3 under the Act; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the issuance and sale of the Offered Shares have been duly and validly authorized by the Company, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Offered Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Offered Shares are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to any statutory or, to the best knowledge of counsel, or contractual preemptive or other rights to subscribe for the Offered Shares; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and no person or entity has a right to participate in the registration under the Act of the Offered Shares pursuant to the Registration Statement;

               (iv) All of the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, were not issued and are not owned or held in violation of any preemptive rights, and, except as otherwise set forth in the Prospectus, all outstanding equity interests of the Subsidiaries are owned by the Company either directly or through Subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance. The units of limited partnership interest in the Partnerships have been issued, offered and sold in compliance with all applicable laws, including, without limitation, federal and state securities laws;

               (v) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Partnerships and constitutes the legal, valid and binding obligation of the Company and each Partnership enforceable against the Company and each Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity;

               (vi) Neither the issuance, sale and delivery of the Offered Shares, nor the execution, delivery, and performance of this Agreement nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof by the Company or the Partnerships will conflict with or, result in a breach or violation of (A) the charter, by-laws, partnership agreement, operating agreement, limited liability company certificate or certificate of limited partnership of the Company or any Subsidiary; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Subsidiaries is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

               (vii) No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing is required for the execution, delivery and performance of this Agreement by the Company and the Partnerships or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act and such as may be required under state or foreign blue sky laws in connection with the purchase and distribution of the Offered Shares by the several Underwriters in the manner contemplated in this Agreement and in the Prospectus;

               (viii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property which, individually or in the aggregate, might have a Material Adverse Effect, or affect the consummation of this Agreement or which are required to be disclosed in the Registration Statement or the Prospectus that are not so disclosed, and there is no contract, lease or other document, or statute, rule or regulation, of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings "Federal Income Tax Considerations," "Description of Debt Securities," "Description of Preferred Shares," Description of Common Shares," "Restrictions on Transfers of Capital Shares and Anti-Takeover Provisions" and "Risk Factors" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein has been reviewed by such counsel, is correct in all material respects and the discussion thereunder does not omit any material provisions with respect to the matters covered and fairly presents the information called for with respect to such legal matters, documents and proceedings and fairly summarizes the matters therein described;

               (ix) The statements (A) incorporated by reference into the Prospectus and (B) in the Registration Statement, in each case insofar as such statements constitute summaries of documents referred to therein or matters of law, fairly present the information required with respect to such documents and matters of law and fairly summarize the matters required to be disclosed therein;

               (x) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and supporting schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and the Incorporated Documents (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) at the time they became effective or were filed complied as to form in all material respects with the Exchange Act and the Exchange Act Rules and Regulations;

               (xi) The Offered Shares have been listed and admitted and authorized for trading on the New York Stock Exchange;

               (xii) The Company is not, and after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act; and

               (xiii) Commencing with its taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the Company's current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

        To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials, on the opinion of Piper Rudnick LLP as to matters of Maryland law and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of Maryland, New York, Delaware or the Federal laws of the United States; provided that Piper Rudnick LLP and such other counsel shall state that, in their opinion, the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters. Such other opinions shall also permit counsel for the Underwriters to rely thereon.

        In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective and on the Closing Date (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief and after giving effect to any changes incorporated pursuant to Section 430A under the Act) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof and on the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (g) All proceedings taken in connection with the sale of the Offered Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and their counsel and the Underwriters shall have received on the Closing Date from Hunton & Williams a favorable opinion, addressed to the Representatives, with respect to the Offered Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Hunton & Williams such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

        (h) At the time of execution of this Agreement, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto executed by each executive officer and trustee of the Company addressed to the Representatives.

        (i) The Offered Shares shall have been approved for listing, and admitted and authorized for trading, on the New York Stock Exchange, subject to notice of issuance.

        (j) The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall reasonably request.

6. Certain Agreements of the Company.

        (a) The Company agrees with the several Underwriters that:

               (i) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective. Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing;

               (ii) The Company will promptly advise the Representatives (1) when the Final Prospectus shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

               (iii) If, at any time when a prospectus relating to the Offered Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Exchange Act or the respective rules thereunder, the Company promptly shall (A) notify the Representatives of such event, (B) prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance and (C) supply any supplemented Prospectus to you in such quantities as you may reasonably request;

               (iv) As soon as practicable, the Company will make generally available to its security holders and to the Representatives (to the extent unavailable on open-access public filing retrieval systems) an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

               (v) Upon your request, the Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company shall pay the expenses of printing or other production of all documents relating to the offering of the Offered Shares;

               (vi) The Company will arrange, if necessary, for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Offered Shares and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Shares, in any jurisdiction where it is not now so subject;

               (vii) Without the prior written consent of the Representatives, until the Lock-Up Period (as defined in Section 6(b) below) has expired, the Company and each of its individual trustees and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Offered Shares pursuant to the Registration Statement, the grant of options and issuance of Common Shares pursuant to the Company's existing stock option plan or bonus plan, the issuance of Common Shares pursuant to options granted pursuant to the Company's existing stock option plan, and the issuance of Common Shares to holders of Partnership Units where the Company is required to issue such Common Shares pursuant to conversion rights of such holders of Partnership Units existing prior to the date of this Agreement, in each case as described, or incorporated by reference, in the Registration Statement and the Prospectus. In the event that prior to the expiration of the Lock-Up Period, (A) any Common Shares are issued pursuant to the Company's existing stock option plan or bonus plan that are exercisable prior to the expiration of the Lock-Up Period or (B) any registration is effected on Form S-8 or on any successor form relating to Common Shares that are issuable prior to the expiration of the Lock-Up Period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities who is a trustee or officer that, until the expiration of the Lock-Up Period, such person will not, without your prior written consent, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any Common Shares (or any securities convertible into, exercisable for or exchangeable for any Common Shares) owned by such person;

               (viii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the New York Stock Exchange (including any required registration under the Exchange
Act); and

               (ix) The Company and the Partnerships will apply the net proceeds from the offering of the Offered Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

        (b) For a period of 90 days after the date of the Prospectus Supplement (the "Lock-Up Period"), the Company will not, directly or indirectly, (1) offer, pledge, sell, or contract to sell any Common Shares, (2) sell any option or contract to sell any Common Shares, (3) purchase any option or contract to sell any Common Shares, (4) grant any option, right or warrant to purchase any Common Shares, (5) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (6) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, (7) file with the Commission a registration statement under the Act relating to any additional Common Shares or securities convertible into or exchangeable or exercisable for its Common Shares, or (8) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Representatives, except issuances of Common Shares (A) in connection with any acquisitions, joint ventures or similar arrangements, so long as the recipients of those shares agree not to sell or transfer those shares in a public market transaction during the Lock-Up Period;
(B) in connection with the acquisition by merger of the Net Partnerships (as described in the prospectus supplement), (C) upon the exercise of outstanding employee stock options, (D) and options pursuant to employee benefit plans, (E) pursuant to non-employee director or trustee stock plans, (F) pursuant to the Company's dividend reinvestment plan, or (G) upon conversion of any currently outstanding convertible securities.

        (c) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

        (d) If the sale of the Offered Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Wachovia on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Shares.

7. Indemnification.

        (a) The Company and the Partnerships, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including, without limitation to, any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any blue sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Offered Shares under the securities laws thereof or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 1 hereof; or (iii) in whole or in part upon any failure of the Company to perform any of its obligations hereunder or under law, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Offered Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in a Preliminary Prospectus, and (A) such Underwriter failed to send or give a copy of the Prospectus to such person within the time required by the Act and the untrue statement or omission (or alleged untrue statement or omission) was corrected in the Prospectus or (B) was made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriters specifically for use in the Prospectus as set forth in Section 7(b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Partnerships and each person, if any, who controls the Company and the Partnerships within the meaning of either the Act or the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter. The Company acknowledges that, under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus, (i) the list of Underwriters and their respective participation in the sale of the Offering Shares, (ii) the sentences related to concessions and reallowances and (iii) the section entitled "Price Stabilization and Short Positions" constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

        (c) Any party that proposes to assert the right to be indemnified under this Section (or contribution under Section 8, as further provided in the last sentence to this Section 7(c)) will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The failure so to notify the indemnifying party will not relieve it from liability under paragraph
(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, suit or proceeding, the indemnified party shall have the right to employ separate counsel (including local counsel) in any such action, and the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest;

(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim or proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution may have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims arising out of such action, claim or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. If an indemnifying party has agreed to assume the defense of any claim against an indemnified party, the indemnified party shall provide the indemnifying party with prior written notice of any proposed settlement and shall not complete any settlement without the prior written consent of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. Proceedings with respect to contribution obligations under Section 9 shall be subject to the same conditions as provided in this Section 7(c).

8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), the Company and the Partnerships, jointly and severally, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Partnerships and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnerships on the one hand and the Underwriters on the other from the offering of the Offered Shares or, if such allocation is unavailable for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company and the Partnerships or the Underwriters shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Partnerships and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in an Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Offered Shares purchased by such Underwriter hereunder; and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company and the Partnerships within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Partnerships, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 8.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Offered Shares set forth opposite the names of all the remaining Underwriters) the Offered Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Shares, and if such nondefaulting Underwriters do not purchase all the Offered Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Offered Shares, if at any time prior to such time (i) trading in the Company's Common Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or
(iii) there shall have
occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Prospectus (exclusive of any supplement thereto).

        If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that, pursuant to Section 9, no Underwriter who shall have failed or refused to purchase the Offered Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

11. Miscellaneous.

        (a) The respective agreements, representations, warranties, indemnities and other statements of the Company and the Partnerships or their officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

        (b) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have right or obligation hereunder.

        (c) All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o Wachovia Securities, Inc., 7 St. Paul Street, 1st Floor, Baltimore, Maryland 21202 Attention: Britt Stephens, Managing Director, with a copy to: Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074 Attention: David C. Wright, Esq. and (b) if to the Company, to Lexington Corporate Properties Trust, 355 Lexington Avenue, New York, New York 10017-6603 Attention: T. Wilson Eglin, President and Chief Operating Officer, with a copy to: Paul Hastings Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022-3205 Attention: Barry Brooks, Esq.

        (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        (e) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        (f) The section headings used herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                    Very truly yours,

                                    Lexington Corporate Properties Trust

                                    By:  /s/ T. Wilson Eglin
                                         ---------------------------------------
                                         Name:     T. Wilson Eglin
                                         Title:    President and Chief Operating
                                                   Officer

                                    Lepercq Corporate Income Fund, L.P.

                                    By: Lex GP-1 Trust, general partner

                                    By:  /s/ T. Wilson Eglin
                                         ---------------------------------------
                                         Name:     T. Wilson Eglin
                                         Title:    Vice President

                                    Lepercq Corporate Income Fund II, L.P.

                                    By: Lex GP-1 Trust, general partner

                                    By:  /s/ T. Wilson Eglin
                                         ---------------------------------------
                                         Name:     T. Wilson Eglin
                                         Title:    Vice President

                                    Net 3 Acquisition, L.P.

                                    By: Lex GP-1 Trust, general partner

                                    By: /s/ T. Wilson Eglin
                                        ----------------------------------------
                                         Name:     T. Wilson Eglin
                                         Title:    Vice President




                       [SIGNATURES CONTINUE ON NEXT PAGE]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.


Wachovia Securities, Inc.


By:/s/ J. Brit Stephens
   ---------------------------------
    Name:   J. Brit Stephens
    Title:  Managing Director


For itself and the other
several Underwriters named in
Schedule I to the foregoing
Agreement

                                   SCHEDULE I

                                                            Number of
             Underwriters                         Offered Shares to be Purchased
             ------------                         ------------------------------

Wachovia Securities, Inc.                                      800,000
A.G. Edwards & Sons, Inc.                                      800,000
Raymond James & Associates, Inc.                               800,000
                                                               -------

               Total                                         2,400,000

                                                                       EXHIBIT A
                                                                       ---------
                            Form of Lock-Up Agreement

                        Public Offering of Common Shares
                     of Lexington Corporate Properties Trust
                                                              September 18, 2002

Wachovia Securities, Inc.
A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc.
c/o Wachovia Securities, Inc.
7 St. Paul Street, 1st Floor
Baltimore, MD  21202

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Lexington Corporate Properties Trust, a statutory Maryland real estate investment trust (the "Company"), Lepercq Corporate Income Fund, L.P., a Delaware limited partnership, Lepercq Corporate Income Fund II, L.P., a Delaware limited partnership, and Net 3 Acquisition, L.P., a Delaware limited partnership, and each of you as representatives of a group of Underwriters named therein, relating to a public offering of Common Shares, $.0001 par value, of the Company.

        In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Wachovia Securities, Inc., directly or indirectly, for a period of 90 days after the date of this agreement (the "Lock-Up Period"),

        (1) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or

        (2) establish or increase a put equivalent position or establish, liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, nor will the undersigned publicly announce an intention to effect any of the foregoing.

        If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated. The foregoing restrictions shall not apply to securities disposed of privately through bona fide gifts to family members or to others approved by Wachovia Securities, Inc., so long as the recipients agree to be bound by the same restrictions set forth herein during the Lock-Up Period.

                                            Yours very truly,

                                            [Signature of officer, director or
                                            major shareholder]

                                            [Name and address of officer,
                                            director or major shareholder]